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                              [DELTAGEN LETTERHEAD]

                                                            EXHIBIT 10.14

15 March 2000

Dr. Pierre Chambon
The Association for Research at IGBMC
1, rue Laurant Fries
67404 ILLKIRCH
C.U. de Strasbourg, FRANCE

Dear Professor Chambon:

     We are pleased to present you with this letter confirming the basic terms on which we are engaging IGBMC to provide consulting and other services to Deltagen. The basic terms are as follows:

     - The area of consultation and research is functional genomics, particularly knockout animal and gene disruption technologies. Deltagen will identify projects to be performed within the area of consultation and research, with the specific details (objectives, milestones, timetable, etc.) of individual projects to be jointly agreed in writing.

     - The consultation period will be three (3) years, starting the date of commencement of the first project, renewable by mutual agreement.

     - The work on each project will be undertaken at IGBMC by you and persons under your supervision and direction. The division of costs and expenses between Deltagen and IGBMC for each project will be negotiated in good faith.

     - Deltagen will own the results and the intellectual property rights of each project, unless the written project documents specifically provide otherwise.

     - The consideration to IGBMC for these consulting services and projects is the granting (subject to board approval) of a three (3) year warrant to purchase 400,000 shares of the Series C Preferred Stock of Deltagen, at an exercise price of US$3.58 per share. The warrant will vest in its entirety on the four (4) month anniversary of the commencement date of the first project, and may be exercised only after such vesting date. The warrant will expire on the three
          (3) year anniversary of the commencement date of the first project. The vesting schedule is:

          ----------------------------------------------------------------------
          TIME PERIOD                                  PERCENTAGE VESTED

          ----------------------------------------------------------------------
          Until four months after the commencement            0%
          date of the first project

          ----------------------------------------------------------------------
          At such four month anniversary date                100%

          ----------------------------------------------------------------------


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     Complete documentation, including a warrant instrument, confidentiality agreement and detailed consulting agreement will be forthcoming. In the interim, however, this letter will be our binding agreement. We are looking forward to a mutually successful relationship with you. Please acknowledge that this letter accurately sets forth our agreement by signing and returning a copy of this letter by fax to us.



Sincerely,



  /s/ William Matthews/by Robert J. Discroll
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William Matthews




  /s/ Pierre Chambon                                     Date:   03/17/00
-----------------------------------                           ---------------
Pierre Chambon


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